UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 8, 2019
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001	GCAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On August 8, 2019, GAIN Capital Holdings, Inc. (the “Company”) entered into the Fourth Waiver and Amendment dated as of August 8, 2019 (the “Amendment”) to the Credit Agreement dated as of August 2, 2017, between the Company as the Borrower and Barclays Bank PLC, Sterling National Bank, Signature Bank, and Peapack-Gladstone Bank as Lenders (the “Credit Agreement).
Under the terms of the Amendment, the Credit Agreement was modified to provide that in the event the Company does not meet the requirement with respect to the Consolidated Interest Coverage Ratio (as such term is defined in the Credit Agreement) the Company would nonetheless remain in compliance with the Consolidated Interest Coverage Ratio requirement if it satisfied the requirements with respect to net assets as per the terms of the Amendment.
A copy of the Amendment is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. A copy of the Credit Agreement as originally executed is attached as an Exhibit to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed by the Company on August 8, 2017 and is incorporated herein by reference.
The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment attached as Exhibit 10.1 hereto.

Item 9.01 Exhibits.

Exhibit No.	Description

10.1
Fourth Waiver and Amendment to the Credit Agreement, dated as of August 8, 2019, between GAIN Capital Holdings, Inc. as Borrower and Barclays Bank PLC, Sterling National Bank, Signature Bank, and Peapack-Gladstone Bank as Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2019                    GAIN Capital Holdings, Inc.

By: /s/ Diego A. Rotsztain
Name: Diego A. Rotsztain
Title: General Counsel and Secretary